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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Specialty Laboratories, Inc.
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             (Exact name of registrant as specified in its charter)

               California                                95-2961036
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2211 Michigan Avenue, Santa Monica, California                   90404
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   (Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class               Name of each exchange on which
           to be so registered               each class is to be registered
   Common Stock, no par value per share           New York Stock Exchange
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-----------------------------------------    -------------------------------

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

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction (A).(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /_/

Securities Act registration statement file number to which this form relates:

                                                     333-45588 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:



                                      N/A
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                                (Title of Class)

                                      N/A
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, no par value per share (the "Common Share"), of Specialty Laboratories, Inc., a California corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 69 of the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-45588 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

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ITEM 2. EXHIBITS.

     The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-45588) and incorporated herein by this reference:


         Exhibit Description                                Form S-1 Exhibit Number
         -------------------                                -----------------------
(a)      Articles of Incorporation to be in effect
         immediately prior to the closing of the initial
         public offering of Registrant                              3.1

(b)      Bylaws to be in effect immediately prior to
         the closing of the initial public offering of
         the Registrant                                             3.3

(c)      Specimen common stock certificate of the Registrant        4.1


                                   SIGNATURE

     Pursuant to the requirments of Section 17 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)    Specialty Laboratories, Inc.
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Date: November 13, 2000
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By: /s/ PAUL F. BEYER
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   Paul F. Beyer, President and Chief Operating Officer